EX-99.906CERT

                                 CERTIFICATIONS

Eugene A. Profit, Chief Executive Officer, and Mark J. Seger, Chief Financial Officer, of Profit Funds Investment Trust (the "Registrant"), each certify that:

     1. The Registrant's periodic report on Form N-CSR for the period ended September 30, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


CHIEF EXECUTIVE OFFICER                   CHIEF FINANCIAL OFFICER

Profit Funds Investment Trust             Profit Funds Investment Trust


/s/ Eugene A. Profit                      /s/ Mark J. Seger
--------------------------------          --------------------------------
Eugene A. Profit, President               Mark J. Seger, Treasurer

Date:  December 1, 2003                   December 1, 2003



A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO PROFIT FUNDS INVESTMENT TRUST AND WILL BE RETAINED BY PROFIT FUNDS INVESTMENT TRUST AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.